UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2007

Old Dominion Freight Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Old Dominion Way, Thomasville, North Carolina		27360
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(336) 889-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) – (b)

On October 15, 2007, effective immediately, W. Chester Evans, III notified the Board of Directors (the "Board") of Old Dominion Freight Line, Inc. (the "Company") of his decision to resign from the Board. Pursuant to Marketplace Rules 4350(c)(1) and 4350(d)(2)(A) of The NASDAQ Stock Market LLC ("NASDAQ"), the Board must be comprised of a majority of independent directors and the Audit Committee must be comprised of at least three members who satisfy certain criteria. Immediately following Mr. Evans’ resignation, however, the Board consisted of four independent directors and four non-independent directors and the Audit Committee, on which Mr. Evans had served prior to his resignation, consisted of two members. Although NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(4)(B) provide the Company with a period to "cure" the non-compliance, the resignation of Mr. Evans caused the Company to currently be in non-compliance with the aforementioned NASDAQ listing standards. Accordingly, on October 16, 2007, the Company notified NASDAQ that it did not comply with the requirements of NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2)(A) as a result of Mr. Evans’ resignation. On October 17, 2007, the Company received a letter from NASDAQ, dated October 17, 2007, that confirmed this non-compliance as well as the availability of the cure period. Although the cure period extends to (i) the earlier of the Company’s next annual shareholders’ meeting or October 15, 2008, or (ii) if the next annual shareholders' meeting is held before April 14, 2008, no later than April 14, 2008, the Board intends to immediately begin a search process to replace Mr. Evans and regain compliance with the aforementioned NASDAQ listing standards.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 15, 2007, effective immediately, W. Chester Evans, III notified the Board of Directors of Old Dominion Freight Line, Inc. of his decision to resign from the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Dominion Freight Line, Inc.

October 18, 2007	By:	/s/ John P. Booker, III

Name: John P. Booker, III
Title: Vice President - Controller (Principal Accounting Officer)